UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1157 Shrewsbury Avenue, Shrewsbury, New Jersey	07702
(Address of principal executive offices)	(Zip Code)

732-389-8950

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Named Executive Officers

Daniel T. Jamieson, who served as Vice President and General Manager-Lifeboat of Wayside Technology Group, Inc. (the “Company”), retired from his position with the Company effective as of August 18, 2014.  Mr. Jamieson’s departure is not the result of any disagreement with the Company regarding its operations, policies, or practices.

Shawn J. Giordano, who served as Vice President of Sales-TechXtend of the Company, resigned from the Company effective as of August 18, 2014. Mr. Giordano’s departure is not the result of any disagreement with the Company regarding its operations, policies, or practices.

William Botti, the Company’s Executive Vice President, will assume the roles and duties of each of Messrs. Jamieson and Giordano with the Company’s sales directors reporting directly to Mr. Botti.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYSIDE TECHNOLOGY GROUP, INC.
Date: August 19, 2014	By:	/s/ Simon F. Nynens
	Name:	Simon F. Nynens
	Title:	President and Chief Executive Officer

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